Exhibit 10.4

AGREEMENT

This Agreement is made as of November 4, 2019 between Leggett & Platt, Incorporated (the “Company”) and Steven K. Henderson (“Executive”).

WHEREAS, the Company and Executive wish to memorialize certain conditions of Executive’s employment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Company and Executive agree as follows:

For such time as Executive remains a full-time employee of the Company, the Company agrees to make an annual award of 4,000 restricted stock units of Company stock to Executive. Notwithstanding the prior sentence, Executive is and shall remain an at-will employee.

IN WITNESS WHEREOF, this Agreement has been signed as of the day and year first above written.

EXECUTIVE:	LEGGETT & PLATT, INCORPORATED

/s/ Steven K. Henderson	By:	/s/ Scott S. Douglas
Steven K. Henderson	Name:	Scott S. Douglas
	Title:	SVP, General Counsel & Secretary